Exhibit 10.22


                 WESTAR FINANCIAL SERVICES INCORPORATED

                         1994 STOCK OPTION PLAN


             [Last Amended Effective as of October 6, 1998]

                                                               APPROVED By
                                                        Board of Directors
                                                            April 27, 1994

                                                                AMENDED By
                                                        Board of Directors
                                                          October 30, 1996

                                                               APPROVED By
                                                              Shareholders
                                                             July 22, 1996

                                                                AMENDED By
                                                        Board of Directors
                                                           October 6, 1998

                                                               APPROVED by
                                                              Shareholders
                                                            April 26, 1999

                                 TABLE OF CONTENTS

                               1994 STOCK OPTION PLAN

1.   PURPOSE                                                          1

2.   DEFINITIONS                                                      1
     2.1                                                              1
     2.2                                                              1
     2.3                                                              1
     2.4                                                              1
     2.5                                                              1
     2.6                                                              1
     2.7                                                              1
     2.8                                                              2
     2.9                                                              2
     2.10                                                             2

3.   ADMINISTRATION                                                   2
     3.1                                                              2
     3.2                                                              2
     3.3                                                              2
     3.4                                                              2
     3.5                                                              2
     3.6                                                              2
     3.7                                                              3

4.   SHARES SUBJECT TO THE PLAN                                       3
     4.1  Number                                                      3
     4.2  Changes in Capitalization                                   3

5.   ELIGIBLE PARTICIPANTS                                            3
     5.1  Incentive Stock Options                                     3
     5.2  Non-Statutory Stock Options                                 3

6.   GRANT OF OPTIONS                                                 4

7.   OPTION PRICE AND FORM OF PAYMENT                                 4

8.   EXERCISE OF OPTIONS                                              6
     8.1  Manner of Exercise                                          6
     8.2  Limitations and Conditions on Exercise of Options           6
          8.2.1                                                       6
          8.2.2                                                       6

9.   INVESTMENT PURPOSES                                              6

10.  TRANSFERABILITY OF OPTIONS                                       7

11.  TERMINATION OF EMPLOYMENT                                        7
     11.1 Generally                                                   7
     11.2 Death or Disability of Optionee                             8
          11.2.1                                                      8
          11.2.2                                                      8
          11.2.3                                                      8
     11.3 Termination for Cause                                       8

12.  AMENDMENT AND TERMINATION OF PLAN                                8
     12.1                                                             8
     12.2                                                             9
     12.3                                                             9


                                     Page i

     12.4                                                              9

13.  MISCELLANEOUS PROVISIONS                                          9
     13.1 Right to Continued Employment                                9
     13.2 Withholding Taxes                                           10
     13.3 Governing Law                                               10

14.  EFFECTIVE DATE                                                   10


                                     Page ii

                  WESTAR FINANCIAL SERVICES INCORPORATED

                          1994 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of this 1994 Stock Option Plan (the "Plan") is to promote the interests of Westar Financial Services Incorporated, a Washington corporation (the "Company"), by providing employees and non-employee directors of the Company and certain independent contractors with an opportunity to acquire a proprietary interest in the Company, and thereby develop a stronger incentive to contribute to the Company's continued success and growth. In addition, the opportunity to acquire a proprietary interest in the Company by the offering and availability of stock options will assist the Company in attracting and retaining key personnel and consultants of outstanding ability.

2.   DEFINITIONS

     Wherever used in the Plan, the following terms have the meaning set forth below:

     2.1  "Board" means the Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     2.3 "Committee" means the Committee which may be designated from time to time by the Board to administer the Plan pursuant to Section 3.5.

     2.4 "Incentive Stock Option" or "ISO" means a stock option which is intended to qualify as an Incentive Stock Option as defined in Section 422A of the Code.

     2.5 "Non-Statutory Stock Option" or "NSO" means a stock option that is not intended to, or does not, qualify as an Incentive Stock Option as defined in
Section 422A of the Code.

     2.6 "Option" means, where required by the context of the Plan, an ISO and/or NSO granted pursuant to the Plan.

     2.7 "Optionee" means a Participant in the Plan who has been granted one or more Options under the Plan.

     2.8 "Participant" means an individual described in Section 5 of the Plan who may be granted Options under the Plan.

     2.9  "Stock" means the Common Stock, no par value, of the Company.

     2.10 "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.   ADMINISTRATION

     3.1 The Plan shall be administered by the Board, which shall have full power, subject to the provisions of the Plan, to grant Options, construe and interpret the Plan, establish rules and regulations with respect to the Plan and Options granted hereunder, and perform all other acts, including the delegation of administrative responsibilities, that it believes reasonable and necessary.

     3.2 The Board shall have the sole discretion, subject to the provisions of the Plan, to determine the participants eligible to receive Options pursuant to the Plan and the amount, type, and terms of any Option and the terms and conditions of option agreements relating to any Option.

     3.3 The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem necessary to carry out the terms of the Plan.

     3.4 Any decision made, or action taken, by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final, conclusive and binding upon all Optionees.

     3.5 The Board may designate a Committee from time to time to administer the Plan. If designated, the Committee shall be composed of not less than two persons (who need not be members of the Board) who are appointed from time to time by the Board. If the Board has appointed a Committee pursuant to this Section 3.5 of the Plan, then the Committee may administer the Plan and exercise all of the rights and powers granted to the Board in this Plan, including, without limitation, the right to grant Options pursuant to the Plan and to establish the Option price as provided in the Plan.

     3.6 To the extent that a Committee determines it to be desirable to qualify awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     3.7 To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy requirements for exemption under Rule 16b-3.

4.   SHARES SUBJECT TO THE PLAN

     4.1 NUMBER. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is 1,350,000. Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be subject to Options under the Plan.

     4.2 CHANGES IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or rights offering to purchase stock at a price substantially below fair market value, or other similar corporate change, the aggregate number of shares which may be subject to Options under the Plan and the terms of any outstanding Option, including the number and kind of shares subject to such Options and the purchase price per share thereof, shall be appropriately adjusted by the Board, consistent with such change and in such manner as the Board, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. Notwithstanding the preceding sentence, in no event shall any fraction of a share of Stock be issued upon the exercise of an Option.

5.   ELIGIBLE PARTICIPANTS

     The following persons are Participants eligible to participate in the
Plan:

     5.1 INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary, including officers and directors who are also employees of the Company or any Subsidiary.

     5.2 NON-STATUTORY STOCK OPTIONS. Non-statutory stock options may be granted to (i) any employee of the Company or any Subsidiary, including any officer or director who is also an employee of the Company or any Subsidiary;
(ii) any non-employee director of the Company or any Subsidiary; and (iii) any consultant to, or other independent contractor of the Company.

6.   GRANT OF OPTIONS

     Subject to the terms, conditions, and limitations set forth in this Plan, the Company, by action of its Board, may from time to time grant Options to purchase shares of the Company's Stock to those eligible Participants as may be selected by the Board, in such amounts and on such other terms as the Board in its sole discretion shall determine. Notwithstanding any other terms applicable to the grant of Options under this Plan, no Option may be exercised within six months of the time such Option was granted. Such Options may be (i) "Incentive Stock Options" ("ISO") so designated by the Board and which, when granted, are intended to qualify as Incentive Stock Options as defined in Section 422A of the Code; (ii) "Non-Statutory Stock Options" ("NSO") so designated by the Board and which, when granted, are not intended to, or do not, qualify as Incentive Stock Options under Section 422A of the Code; or (iii) a combination of both. The date on which the Board approves the granting of an Option shall be the date of grant of such Option, unless a different date is specified by the Board on such date of approval. Notwithstanding the foregoing, with respect to the grant of any Incentive Stock Option under the Plan, the aggregate fair market value of Stock (determined as of the date the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee in any calendar year (under all such stock option plans of the Company or Subsidiaries) shall not exceed $100,000. Each grant of an Option under the Plan shall be evidenced by a written Stockholder Award Agreement (the "Stockholder Award Agreement") between the Company and the Optionee setting forth the terms and conditions, not inconsistent with the Plan, under which the Option so granted may be exercised pursuant to the Plan and containing such other terms with respect to the Option as the Board in its sole discretion may determine.

7.   OPTION PRICE AND FORM OF PAYMENT

     The purchase price for a share of Stock subject to an Option granted hereunder shall not be less than 100% of the fair market value of the Stock as of the date of grant. For purposes of this Section 7, the "fair market value" of the Stock shall be determined as follows:

          (a) if the Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock, or if no sale is made on such day, the closing bid price for such day on such exchange;

          (b) if the Stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Stock as reported on the NASDAQ National Market System on such day, or if no sale is made on such day, the closing bid price for such day as entered by a market maker for the Stock;

          (c) if the Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion in the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative bid and asked prices as reported by the National Quotation Bureau, Inc. or, if the Stock is not quoted on the National Association of Securities Dealers Automated Quotations System, then as reported in any publicly available compilation of the bid and asked prices of the Stock in any over-the-counter market on which the Stock is traded; or

          (d) if there exists no public trading market for the Stock, the fair market value on any given day shall be an amount determined in good faith by the Board in such manner as it may reasonably determine in its discretion, provided that such amount shall not be less than the book value per share as reasonably determined by the Board as of the date of determination or less than the par value of the Stock.

     Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to any Optionee then owning more than 10% of the voting power of all classes of the Company's stock, the purchase price per share of the Stock subject to such Option shall not be less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option, determined as provided above.

     Except as provided herein, the purchase price of each share of Stock purchased upon the exercise of any Option shall be paid:

          (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

          (b) at the discretion of the Board, through the delivery of shares of Stock, having initially or as a result of successive exchanges of shares, an aggregate fair market value (as determined in the manner provided under this Plan) equal to the aggregate purchase price for the Stock as to which the Option is being exercised; or

          (c)  at the discretion of the Board, by a combination of both (a) and
     (b) above; or

          (d) by such other method as may be permitted in the written stock option agreement between the Company and the Optionee.

     If such form of payment is permitted, the Board shall determine procedures for tendering Stock as payment upon exercise of an Option and may impose such additional limitations and prohibitions on the use of Stock as payment upon the exercise of an Option as it deems appropriate.

     If the Board in its sole discretion so agrees, the Company may finance the amount payable by an Optionee upon exercise of any Option upon such terms and conditions as the Board may determine at the time such Option is granted under this Plan.

8.   EXERCISE OF OPTIONS

     8.1 MANNER OF EXERCISE. An Option, or any portion thereof, shall be exercised by delivering a written notice of exercise to the Board and paying to the Company the full purchase price of the Stock to be acquired upon the exercise of the Option. Until certificates for the Stock acquired upon the exercise of an Option are issued to an Optionee, such Optionee shall not have any rights as a shareholder of the Company.

     8.2 LIMITATIONS AND CONDITIONS ON EXERCISE OF OPTIONS. In addition to any other limitations or conditions contained in this Plan or that may be imposed by the Board from time to time or in the stock option agreement to be entered into with respect to Options granted hereunder, the following limitations and conditions shall apply to the exercise of Options granted under this Plan:

          8.2.1 No Incentive Stock Option may be exercisable by its terms after the expiration of ten years from the date of the grant thereof.

          8.2.2 No Incentive Stock Option granted pursuant to the Plan to an eligible Participant then owning more than 10% of the voting power of all classes of the Company's stock may be exercisable by its terms after the expiration of five years from the date of the grant thereof.

9.   INVESTMENT PURPOSES

     Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company shall require that an Optionee agree and represent to the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of such shares of Stock other than by transfers which may occur by will or by the laws of descent and distribution, and no shares of Stock may be transferred unless, in the opinion of counsel to the Company, such transfer would be in compliance with applicable securities laws. In addition, unless a registration statement under the Securities Act of 1933 is in effect with respect to the Stock to be purchased under the Plan, each certificate representing any shares of Stock issued to an Optionee hereunder shall have endorsed thereon a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND WITHOUT REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTION(S) CONTAINED THEREIN. NO TRANSFER OF THESE SHARES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE, OR APPLICABLE STATE SECURITIES LAWS.

10.  TRANSFERABILITY OF OPTIONS

     The Board may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

11.  TERMINATION OF EMPLOYMENT

     11.1 GENERALLY. Except as otherwise provided in this Section 11, if an Optionee's employment (including service as a member of the Board of Directors) with the Company or Subsidiary is terminated (hereinafter

"Termination") other than by death or Disability (as hereinafter defined), the Optionee may exercise any Option granted under the Plan, only to the extent the Optionee was entitled to exercise the Option at the date of Termination, for a period of three months after the date of Termination or until the term of the Option has expired, whichever date is earlier.

     11.2 DEATH OR DISABILITY OF OPTIONEE. In the event of the death or Disability of an Optionee prior to expiration of an Option held by him or her, the following provisions shall apply:

          11.2.1 If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee until the earlier of one year following the date of such Disability or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise such Option at the time of his or her Disability. For the purpose of this Section 11, the Term "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code. The determination of whether an Optionee has a Disability within the meaning of Section 22(e)(3) shall be made by the Board in its sole discretion.

          11.2.2 If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Board in its sole discretion) since the date of grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, until the earlier of one year from the date of the Optionee's death or the expiration date of the Option, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

          11.2.3 If the Optionee dies within three months after Termination, the Option may be exercised until the earlier of nine months following the date of death or the expiration date of the Option, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Termination.

     11.3 TERMINATION FOR CAUSE. If the employment of an Optionee is terminated by the Company or a Subsidiary for cause, then the Board shall have the right to cancel any Options granted to the Optionee under the Plan.

12.  AMENDMENT AND TERMINATION OF PLAN

     12.1 The Board, may at any time and from time to time suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as may be in the best interests of the Company; provided, however, that no such amendment shall be made without the approval of the shareholders if it would: (a) materially modify the eligibility requirements for Participants as set forth in Section 5 hereof; (b) increase the maximum aggregate number of shares of Stock which may be issued pursuant to Options, except in accordance with Section 4.2 of the Plan; (c) reduce the minimum Option price per share as set forth in Section 7 of the Plan, except in accordance with Section 4.2 of the Plan; (d) extend the period of granting Options; or (e) materially increase in any other way the benefits accruing to Optionees.

     12.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to him or her under the Plan.

     12.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Incentive Stock Options meeting the requirements of future amendments to the Code.

     12.4 Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, acquisition of property or stock, or reorganization as a result of which the Company is not the surviving corporation or upon a sale of substantially all the property or stock of the Company to another corporation, any option granted hereunder shall terminate and no such event shall cause any option to be exercisable for any shares other than those as to which it was exercisable prior to such termination in accordance with its terms; provided, however, that the Company may in its discretion and immediately prior to any such transaction, cause a new option to be substituted for such option or cause such old option to be assumed, by an employer corporation, or a parent or subsidiary of such corporation; and such new or substituted option shall apply to all shares issued in addition to or in substitution, replacement or modification of the shares theretofore covered by such option; provided that:

           (a) the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such substitution or assumption over the aggregate option price of such shares,

           (b) the new option or the assumption of the existing option shall not give the optionee additional benefits which he did not have under the old option or prior to such assumption, and

           (c) a propriety adjustment of the original option price shall be made among original shares subject to the option and any additional share or shares issued in substitution, replacement or modification thereof.

13.  MISCELLANEOUS PROVISIONS

     13.1 RIGHT TO CONTINUED EMPLOYMENT. No person shall have any claim or right to be granted an Option under the Plan, and the grant of an Option under the Plan shall not be construed as giving an Optionee the right to continued employment with the Company. The Company further expressly reserves the right at any time to dismiss an Optionee or reduce an Optionee's compensation with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in a stock option agreement.

     13.2 WITHHOLDING TAXES. The Company shall have the right to require that payment or provision for payment of any and all withholding taxes due upon the grant or exercise of an Option hereunder or the disposition of any Stock or other property acquired upon exercise of an Option be made by an Optionee. In connection therewith, the Board shall have the right to establish such rules and regulations or impose such terms and conditions in any agreement relating to an Option granted hereunder with respect to such withholding as the Board may deem necessary and appropriate.

     13.3 GOVERNING LAW. The Plan shall be administered in the State of Washington, and the validity, construction, interpretation, and administration of the Plan and all rights relating to the Plan shall be determined solely in accordance with the laws of such state, unless controlled by applicable federal law, if any.

14.  EFFECTIVE DATE

     The effective date of the Plan is April 27, 1994, as amended on June 4, 1996 and as further amended on October 30, 1996, to be effective November 1, 1996, and as further amended on October 6, 1998. No Option may be granted after ten (10) years from the effective date of the adoption of the Plan relative to said Options, provided, however, that the Plan and all outstanding Options shall remain in effect until such outstanding Options have expired or been cancelled.

Exhibit 10.23

                          LOAN MODIFICATION AGREEMENT

     THIS LOAN MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of May 1, 1999 by and among WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation ("Westar"), ROBERT W. CHRISTENSEN, JR. ("Christensen") and BANK ONE, NA, a national banking association formerly named Bank One, Columbus, NA (the "Lender").

                                   RECITALS

     The following recitals are representations with respect to certain factual matters that form the basis of this Agreement and are an integral part of this Agreement.

     A. The Lender loaned to Westar the sum of $750,000 (the "Loan") pursuant to the terms and conditions of a certain Loan Agreement dated as of August 13, 1997 by and between Westar and the Lender (the "Loan Agreement");

     B. To evidence the Loan, Westar executed a certain Promissory Note dated August 13, 1997 (the "Note"), whereby Westar promised to pay the outstanding principal balance of the Loan, together with interest as set forth in the Note, on or before October 27, 1997;

     C. To secure the Loan Agreement and the Note, the Lender and Westar entered into a certain Security Agreement dated as of August 13, 1997 (the "Security Agreement");

     D. In consideration of the Lender making the Loan to Westar, Christensen (the "Indemnitor") severally, agreed by a certain Validity Agreement dated as of August 13, 1997 to indemnify the Lender as set forth therein (the "Validity Agreement");

     E. In further consideration of the Lender making the Loan to Westar, the Lender and Westar entered into a certain Agreement with Respect to Prevention and Resolution of Disputes dated as of August 13, 1997 (the "Dispute Resolution Agreement");

     F. Lender is still the holder and beneficiary of the Loan Agreement, Note, Security Agreement, Validity Agreement, Dispute Resolution Agreement and certain other agreements, documents and instruments related thereto (collectively, the "Loan Documents"); and

     G. Westar, the Lender and the Indemnitor desire to amend the Loan Documents to extend the maturity date of the Note from April 30, 1999 to September 30, 1999 and the principal balance not to exceed $500,000.


                                   AGREEMENT

     NOW, THEREFORE, in consideration of the agreement and undertakings of the parties to amend the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. All terms and conditions of the Loan Documents shall remain in full force and effect without change, except that, in order to reflect the extension of the maturity date of the Note to September 30, 1999 and the principal balance not to exceed $500,000:

         1.  Payments of Principal and Interest.
         The total principal sum and interest hereunder shall be due and payable and shall be paid by Westar to the Lender in one lump sum payment on or before September 30, 1999.

         The unpaid principal balance of this Note shall bear interest as follows:

         (a) from the date of the initial disbursement to and including September 30, 1999, at a fluctuating rate per annum equal to three percent (3.0%) above the LIBOR Rate (defined below);

         As used herein, "LIBOR Rate" shall mean the interest rate at which deposits in immediately available funds in U.S. dollars are offered by prime banks in the interbank market for a thirty (30) day period as published in the Wall Street Journal. The initial LIBOR Rate shall be the LIBOR Rate in effect as of the date of disbursement of the loan proceeds by the Lender and thereafter shall be the LIBOR Rate in effect as of the first Business Day of each month (the "Interest Determination Date") and such LIBOR Rate shall be effective until the next succeeding Interest Determination Date. Any change in the LIBOR Rate shall be effective immediately upon and after the related Interest determination Date

         All interest payable in accordance with this Note shall be calculated on the basis of a 360-day year for the actual number of days principal is outstanding."

     2. Westar covenants that it will (i) pay the balance of the principal, together with the interest from the dates of disbursement thereof, as specified in the Loan Documents, as amended hereby, and (ii) perform and observe all covenants, agreements, stipulations and conditions on its part to be performed under the Loan Documents.

     3. Except as specifically modified herein, the Loan Documents shall remain in full force and effect in all respects according to their original terms, covenants and conditions as security for the unpaid balance of the indebtedness and interest thereon evidenced by the Loan Agreement and the Note, as if the unpaid balance of the principal, with the interest accrued thereon, had originally been payable as provided for herein. Except as specifically set forth herein, nothing in this Agreement shall affect or impair any rights and powers which the Lender may have thereunder.

     4. Each of the parties hereto consents to the provisions of this Agreement and represents and warrants to the Lender that as of the date hereof the Loan Documents to which such party remain in full force and effect and are enforceable in accordance with their respective terms, as amended hereby.

     5. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     6. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that Westar and the Indemnitors may not assign or transfer their respective rights or duties under this Agreement or the Loan Documents without the prior written consent of the Lender.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.


BANK ONE, NA                             WESTAR FINANCIAL SERVICES INCORPORATED,
                                         a Washington corporation


By:__________________________            By:__________________________
   Robert N. Kent, Jr.,                     Robert W. Christensen,
   Vice President                           President


Exhibit 10.24


                                   AGREEMENT

     This Agreement is made as of April 1, 1999 between WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company") and & CAPITAL, PARTNERS, L.P. (the "Lender").


                                   RECITALS

     A. The Company executed and delivered to Lender a promissory note in the principal amount of $500,000 dated January 26, 1998 (the "Note").

     B.   The Note matured on March 26, 1998 and was extended.

     C. The Parties are entering into this Agreement to extend the maturity date for payment of the Note.


                                   AGREEMENT

     NOW, THEREFORE,  the parties agree as follows:

31   MATURITY DATE.  The maturity date of the Note is hereby extended to
December 1, 1999.

2. SUBORDINATION. The Bank One Security Interest shall be and remain at all times a lien or charge on the Residual Interest, prior and superior to the lien or charge of Lender under the Lender Security Agreement.

3. ACKNOWLEDGMENT OF SUBORDINATION. Lender acknowledges that it hereby intentionally waives, relinquishes and subordinates the priority and superiority of the lien or charge of the Lender Security Agreement in favor of the lien or charge of the Bank One Security Interest upon the Residual Interest, and understands that in reliance upon and in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and specific monetary and other obligations are being and will be entered into by third parties which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination. Lender agrees to execute such further documents as either Bank One or the Company may reasonably request to reflect, implement or confirm such subordination.

4. ENTIRE AGREEMENT. This Agreement contains the whole agreement between the parties hereto with respect to its subject matter, and supersedes all prior agreements whether written or oral.

5. BINDING EFFECT. This Agreement shall enure to the benefit of and be binding upon the legal representatives, heirs, successors and assigns of the parties.

6. CONTINUING EFFECT. Except as specifically modified or amended hereby, the Note and the Lender Security Agreement shall continue in full force and effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                       WESTAR FINANCIAL SERVICES INC.


                                       By:___________________________
                                       R.W. Christensen, Jr.
                                       Its President


                                       & CAPITAL, PARTNERS, L.P.


                                       By:___________________________
                                       David C. Soward
                                       Managing General Partner


Exhibit 10.25

AGREEMENT

     This Agreement is made as of April 1, 1999 between WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company") and & CAPITAL, PARTNERS, L.P. (the "Lender").


                                   RECITALS

     A. The Company executed and delivered to Lender a promissory note in the principal amount of $1,500,000 dated April 15, 1997 (the "Note").

     B.   The Note matured on July 31, 1997 and was extended .

     C. To provide security for repayment of the Note, the Company executed a Security Agreement dated April 15, 1997, granting to Lender a security interest in certain assets of the Company (the "Lender Security Agreement").

     D. The Parties are entering into this Agreement to again extend the maturity date for payment of the Note, change the interest rate and reflect a change in the preferred stock agreement.


                                   AGREEMENT

     NOW, THEREFORE,  the parties agree as follows:

32   MATURITY DATE.  The maturity date of the Note is hereby extended to the earlier of (i) December 1, 1999 or (ii) receipt by the Company of not less than $5,000,000 in proceeds from one or more closings of its current offerings of Units, consisting of convertible subordinated notes or any other similar financing or financings involving securities.

33   INTEREST.  The interest rate of the Note is hereby changed to 9%.

3. SUBORDINATION. The Bank One Security Interest shall be and remain at all times a lien or charge on the Residual Interest, prior and superior to the lien or charge of Lender under the Lender Security Agreement.

4. ACKNOWLEDGMENT OF SUBORDINATION. Lender acknowledges that it hereby intentionally waives, relinquishes and subordinates the priority and superiority of the lien or charge of the Lender Security Agreement in favor of the lien or charge of the Bank One Security Interest upon the Residual Interest, and understands that in reliance upon and in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and specific monetary and other obligations are being and will be entered into by third parties which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination. Lender agrees to execute such further documents as either Bank One or the Company may reasonably request to reflect, implement or confirm such subordination.

10   AGREEMENT.  This Amendment reflects changes to the interest rate and due date of the original "Note". All other parts of the "Note" remain as previously stated.

6. BINDING EFFECT. This Agreement shall enure to the benefit of and be binding upon the legal representatives, heirs, successors and assigns of the parties.

7. CONTINUING EFFECT. Except as specifically modified or amended hereby, the Note and the Lender Security Agreement shall continue in full force and effect in accordance with their terms.

8. In return for amending this agreement, the Company waives section 5(d) of the Designation of Rights and Preferences of Republic Leasing Incorporated Series 4 Preferred Stock.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                   WESTAR FINANCIAL SERVICES
                                   INCORPORATED


                                   By:_________________________________
                                   R.W. Christensen, Jr., Its President


                                   & CAPITAL, PARTNERS, L.P.


                                   By:__________________________________________
                                   David C. Soward, Its Managing General Partner


Exhibit 10.26


                                PROMISSORY NOTE


$250,000.00    Olympia, Washington
                                                                    May __, 1999


     FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company"), promises to pay to the order of CHARLES S. SEEL (the "Lender"), at its principal place of business at 24105 Sno-Woodinville Road, P.O. Box 646, Woodinville, Washington, 98072-0646, or to the holder hereof at such address as the holder may designate by written notice, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest on the unpaid principal balance hereof from the date of disbursement by the Lender at the rate and in the manner hereinafter set forth.

     1. PAYMENTS OF PRINCIPAL AND INTEREST. The total principal sum and interest hereunder shall be due and payable and shall be paid by the Company to the Lender in one lump sum payment on the earlier of (i) December 1, 1999 or (ii) receipt by the Company of not less than Five Million Dollars ($5,000,000.00) in proceeds from one or more closings of its current offering of Units, consisting of senior subordinated notes and warrants or any other similar financing or financing involving equity securities. This Note shall bear interest on the unpaid principal balance at a rate per annum equal to nine percent (9%). All interest payable in accordance with this Note shall be calculated on the basis of a 365 day year for the actual number of days principal is outstanding. Payment shall be made by wire transfer of immediately available funds as specified by Lender.

     2. PRE-PAYMENTS. The indebtedness evidenced or created by this Note may at any time prior to maturity be prepaid in full or in part without any premium or penalty.

     3. COLLATERAL. This Note is secured by a lien on and security interest in certain assets of the Company pursuant to a Security Agreement of even date herewith between the Lender and the Company (the "Security Agreement").

     4.  REMEDIES.

         (a) The failure of the Lender to exercise any option upon any default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent default. The Company hereby agrees that the maturity of all or any part of the loan may be postponed or extended and that any covenants and conditions contained in this Note, or the Security Agreement or in any instrument given as security for the Indebtedness evidenced or created hereby may be waived or modified without prejudice to the liability of the Company on said Note or instrument.

         (b) Presentment for payment, notice or dishonor, protest, notice of protest and diligence in bringing suit against the Company or any guarantor of the Company's obligations are hereby severally waived by the Company.

     5. MAXIMUM INTEREST. Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed as to require the Company, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by the Company or any parties liable for the payment of the loan made pursuant to this Note, result in the computation of earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of said excess which exceeds the principal balance shall be paid by the Lender to the Company or any parties liable for the payment of the loan made pursuant to this Note as their respective interests appear, it being the intent of the parties hereto that under no circumstances shall the Company or any parties liable for the payment of the loan hereunder be required to pay interest in excess of the highest rate permissible under applicable law.

     6. NOTICES. Except for any notice required under applicable law to be given in another manner, (a) any notice to the Company provided for hereunder shall be delivered by mailing such notice by certified mail or registered mail, return receipt requested, or overnight courier addressed to the Company at its address as shown on Lender's records or at such address as the Company may designate by notice to the Lender as provided herein, and (b) any notice to the Lender shall be delivered by certified or registered mail, return receipt requested, or by overnight courier to the Lender's address set forth above, or to such other address as the Lender may designate by notice to the Company as provided herein. Any notice provided for hereunder shall be deemed to have been delivered to the Company or the Lender three days after the same has been deposited with the United States Postal Service or overnight courier in the above manner. Actual notice and receipt of any written notice shall constitute notice in all events. Payment, however, shall be deemed received only upon actual receipt.

     7. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of Washington.


                                       WESTAR FINANCIAL SERVICES
                                       INCORPORATED


                                       By:______________________________
                                          R. W. Christensen, Jr.
                                          President


Exhibit 10.27


                                PROMISSORY NOTE


$600,000       Olympia, Washington
                                                                    June 1, 1999


     FOR VALUE RECEIVED, the undersigned, WESTAR FINANCIAL SERVICES INCORPORATED, a Washington corporation (the "Company"), promises to pay to the order of PUGET SOUND INVESTORS. (the "Lender"), the principal sum of Six Hundred Thousand Dollars ($600,000.00), together with interest on the unpaid principal balance hereof from the date of disbursement by the Lender at the rate and in the manner hereinafter set forth.

     1. PAYMENTS OF PRINCIPAL AND INTEREST. The total principal hereunder shall be due and payable and shall be paid by the Company to the Lender in one lump sum payment on December 1, 1999. This Note shall bear interest on the unpaid principal balance at a variable rate per annum equal to prime plus one percent (currently 8.75%). All interest payable in accordance with this Note shall be calculated on the basis of a 365 day year for the actual number of days principal is outstanding. Interest shall be due and payable and shall be paid by the Company to the Lender on a monthly basis.

     2. PRE-PAYMENTS. The indebtedness evidenced or created by this Note may at any time prior to maturity be prepaid in full or in part without any premium or penalty.

     3. ACKNOWLEDGMENT OF SUBORDINATION. Lender acknowledges that it hereby intentionally waives, relinquishes and subordinates the priority and superiority of the lien or charge of the Lender Security Agreement in favor of the lien or charge of the Bank One Security Interest upon the Residual Interest, and understands that in reliance upon and in consideration of this waiver, relinquishment and subordination, specific loans and advances are being and will be made and specific monetary and other obligations are being and will be entered into by third parties which would not be made or entered into but for such reliance upon this waiver, relinquishment and subordination. Lender agrees to execute such further documents as either Bank One or the Company may reasonably request to reflect, implement or confirm such subordination.

     4. NOTICE. In case of a lawsuit or action is commenced to collect this note or any portion thereof, Westar promises to pay, in addition to the costs provided by statute, such sum as the court may adjudge reasonable as attorney's fees therein, (including any action to enforce the judgement and this provision as to attorney's fees and costs shall survive the judgement.) Venue in any action to enforce this Note shall, at holder's option, shall be in Thurston County, Washington.Lender acknowledges that it

     5. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of Washington.


Puget Sound Investors                    Westar Financial Services Inc.


By:___________________________           By:___________________________

Robert W. Christensen, Jr.                  Cindy A. Kay